Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Registration Statement of SNB Bancshares, Inc. (the “Company”) on Form S-8 of our report dated May 5, 2004, appearing in the Company’s Registration Statement on Form S-1 (Registration No. 333-116366), as amended, dated August 18, 2004.

/s/ Deloitte & Touche LLP

Houston, Texas
September 8, 2004